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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 11, 2006

                                  GUESS?, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        1-11893                                            95-3679695
(Commission File Number)                       (IRS Employer Identification No.)

              1444 S. Alameda Street Los Angeles, California 90021
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (213) 765-3100

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 9, 2006, the shareholders of Guess?, Inc. (the "Company") approved an amendment and restatement of the Guess?, Inc. 1996 Non-Employee Directors' Stock Grant and Stock Option Plan to reflect the following principal amendments (i) to extend the term for an additional ten years to May 9, 2016 and (ii) to increase the number of shares of common stock of the Company that may be delivered pursuant to all awards granted thereunder by 500,000 shares. Upon shareholder approval, the plan was renamed the Guess?, Inc. 2006 Non-Employee Directors' Stock Grant and Stock Option Plan. The purpose of the plan is to enable the Company to attract and retain as non-employee directors individuals with superior training, experience and ability and to provide additional incentive to such non-employee directors by giving them an opportunity to participate in the ownership of the Company.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company issued a press release on May 11, 2006. The press release announced its financial results for the quarter ended April 1, 2006. The press release is attached hereto as Exhibit 99.1.

The information in this item is being furnished under Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)  APPOINTMENT OF CHIEF FINANCIAL OFFICER.

Effective May 9, 2006, Carlos Alberini, the Company's President and Chief Operating Officer, was also appointed as the Company's Interim Chief Financial Officer and Interim Principal Financial and Accounting Officer. Mr. Alberini succeeds Frederick G. Silny, who relinquished his positions with the Company effective May 9, 2006, as previously announced on February 8, 2006. The Company is continuing its executive search for a permanent replacement.

Mr. Alberini, age 50, joined the Company in December 2000 as President and Chief Operating Officer. Prior to joining the Company, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc. from October 1996 to December 2000. Prior to his position at Footstar, Inc., from May 1995 to October 1996 Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, from 1987 to 1995 he served as Corporate Controller and rose to Senior Vice President and Chief Financial Officer and Treasurer of The Bon Ton Stores, and he spent ten years with Price Waterhouse until leaving the firm as an audit manager in 1987. Mr. Alberini has served as a director of the Company since December 11, 2000, and his present term as a Class I director will expire at the 2009 annual meeting of shareholders.

Mr. Alberini currently has an employment agreement with the Company that provides for a month-to-month term. The agreement provides for an annual base salary of $400,000, which may be increased based on annual reviews, and an annual cash bonus of up to a maximum of 120% of base salary to be determined in accordance with the Company's annual bonus plan. For 2005, he received a base salary of $476,922 and a cash bonus of $310,000. Mr. Alberini is eligible to participate in the Company's equity incentive plans, 401(k) plan and similar benefits provided to senior executives. If Mr. Alberini's employment is terminated by the Company at any time other than for his death, disability or for cause (as such terms are defined in the agreement), the Company and Mr. Alberini will enter into a consulting agreement for up to twelve months under which Mr. Alberini will render consulting services for which the Company will pay an annualized consulting fee equal to Mr. Alberini's base salary, as in effect prior to the commencement of the consulting period. In addition, Mr. Alberini will be entitled to receive continued vesting of any then outstanding options over the term of the consulting period. The agreement also includes certain non-competition, non-solicitation and confidentiality provisions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     EXHIBITS.

The following exhibit is furnished herewith:

99.1 Press Release of Guess?, Inc. dated May 11, 2006 (financial results for the quarter ended April 1, 2006)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 11, 2006                           GUESS?, INC.

                                              By: /s/ Maurice Marciano
                                                  ------------------------------
                                                  Maurice Marciano
                                                  Co-Chairman of the Board,
                                                  Co-Chief Executive Officer and
                                                  Director

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                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
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99.1            Press Release of Guess?, Inc. dated May 11, 2006 (financial results for the quarter ended April 1, 2006)

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